Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2015 relating to the consolidated financial statements of International Isotopes Inc., appearing in the Annual Report on Form 10-K of International Isotopes Inc. for the year ended December 31, 2014.

/s/ Eide Bailly LLP

Salt Lake City, Utah

August 14, 2015

www.eidebailly.com

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